                                                                    Exhibit 99.1

                                                                    NEWS RELEASE

Investor Relations Contact:                    Corporate Communications Contact:
Rochelle Krause                                Mana Uchino
PDF Solutions, Inc.                            PDF Solutions, Inc.
Tel: (408) 938-6437                            Tel: (408) 938-6483
Email: rochelle.krause@pdf.com                 Email: mana.uchino@pdf.com


        PDF SOLUTIONS, INC. REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

      SAN JOSE, Calif. -- April 24, 2003 -- PDF Solutions, Inc. (Nasdaq: PDFS), the leading provider of semiconductor process-design integration technologies and services, today announced financial results for its first fiscal quarter ended March 31, 2003.

      Revenue for the first fiscal quarter of 2003 totaled $9.1 million, a decrease of 21% compared with revenue of $11.5 million for the first fiscal quarter of 2002. Pro forma net loss for the first fiscal quarter of 2003, excluding amortization of stock-based compensation and intangibles, totaled $658,000, or $0.03 per diluted share, compared with pro forma net income of $1.4 million, or $0.06 per diluted share, for the first fiscal quarter of 2002. Reported net loss for the first fiscal quarter of 2003 totaled $1.3 million, or $0.06 per diluted share, compared with a reported net income of $580,000, or $0.02 per diluted share, for the first fiscal quarter of 2002.

      "We are satisfied with financial results that exceeded prior revenue and pro forma earnings per share guidance," said John Kibarian, PDF's President and Chief Executive Officer. "More importantly, in the first quarter we continued our efforts to expand our customer base. We entered into a multi-million dollar assessment with a new strategic customer that is a top-10 semiconductor manufacturer headquartered in the United States. I'm pleased to say that in an environment that is still challenging, we continue to execute against our business objectives."

      As previously announced, the company will hold a live conference call beginning at 3:00 p.m. PDT/6:00 p.m. EDT today to discuss these quarterly results. A live webcast of this teleconference will be available on the company's website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address following the call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the most directly comparable GAAP measure, which non-GAAP measures may be used periodically by the company's management when discussing financial results with investors and analysts, will be available on the company's website at http://www.pdf.com/news_archive.phtml following the date of this release.


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      ABOUT PDF SOLUTIONS

      PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for integrated circuits (ICs). PDF's software, methodologies and services enable semiconductor companies to create more manufacturable IC designs and more capable manufacturing processes. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, California, PDF operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.

      PDF Solutions(R) is a registered trademark of PDF Solutions, Inc.


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                               PDF SOLUTIONS, INC.
                           CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                 MARCH 31,       DECEMBER 31,
                                                                   2003              2002
                                                                 ---------       ------------
                                    ASSETS

Current assets:
   Cash and cash equivalents.................................    $  71,866         $  71,490
   Accounts receivable, net of allowances....................        7,461             7,924
   Prepaid expenses and other current assets.................        4,463             4,406
                                                                 ---------         ---------
   Total current assets......................................       83,790            83,820
Property and equipment, net..................................        3,321             3,533
Goodwill.....................................................          662               662
Intangible assets, net.......................................          179               220
Other assets.................................................        1,776             1,564
                                                                 ---------         ---------
       Total assets..........................................    $  89,728         $  89,799
                                                                 =========         =========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable..........................................    $     441         $     499
   Accrued compensation and related benefits.................        2,007             1,143
   Other accrued liabilities.................................        1,802             1,652
   Taxes payable.............................................          971             1,838
   Deferred revenues.........................................        4,403             4,496
   Billings in excess of recognized revenue..................        1,102               606
   Current portion of long-term debt.........................           17                17
                                                                 ---------         ---------
       Total current liabilities.............................       10,743            10,251
Long-term debt...............................................           10                15
Deferred tax liability.......................................          722               752
Deferred rent................................................           20                39

Stockholders' equity:
     Common stock............................................            3                 3
     Additional paid-in-capital..............................      100,080            99,884
     Deferred stock-based compensation.......................         (893)           (1,340)
     Notes receivable from stockholders......................       (4,830)           (4,998)
     Accumulated deficit.....................................      (16,179)          (14,845)
     Cumulative other comprehensive income...................           52                38
                                                                 ---------         ---------
       Total stockholders' equity............................       78,233            78,742
                                                                 ---------         ---------
           Total liabilities and stockholders' equity........    $  89,728         $  89,799
                                                                 =========         =========


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                               PDF SOLUTIONS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         THREE MONTHS ENDED
                                                     --------------------------
                                                     MARCH 31,        MARCH 31,
                                                       2003             2002
                                                     ---------        ---------
Revenue:
   Design-to-silicon yield solutions...........      $  8,108         $  8,380
   Gain share..................................           959            3,077
                                                     --------         --------
     Total revenue.............................      $  9,067         $ 11,457
                                                     --------         --------
Cost and expenses:
   Cost of design-to-silicon yield solutions...         3,444            3,864
   Research and development....................         4,332            3,190
   Selling, general and administrative.........         2,703            2,554
   Stock-based compensation amortization*......           649              788
                                                     --------         --------
     Total costs and expenses..................        11,128           10,396
                                                     ========         ========

Income (loss) from operations..................        (2,061)           1,061
Interest and other income......................           375              359
                                                     --------         --------
Income (loss) before taxes.....................        (1,686)           1,420
Tax (benefit) provision........................          (352)             840
                                                     --------         --------
Net income (loss)..............................      $ (1,334)        $    580
                                                     ========         ========
Net income (loss) per share:
   Basic.......................................      $   (.06)        $   0.03
   Diluted.....................................      $   (.06)        $   0.02

Weighted average common shares:
   Basic.......................................        22,488           21,638
   Diluted.....................................        22,488           23,441

* Stock-based compensation amortization:
   Cost of design-to-silicon yield solutions..       $    130         $    263
   Research and development...................            408              438
   Selling, general and administrative........            111               87
                                                     --------         --------
                                                     $    649         $    788
                                                     ========         ========


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                               PDF SOLUTIONS, INC.
       RECONCILIATION OF REPORTED GAAP NET INCOME (LOSS) TO PRO FORMA NET
                                 INCOME (LOSS)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           THREE MONTHS ENDED
                                                       -------------------------
                                                       MARCH 31,       MARCH 31,
                                                         2003             2002
                                                       ---------       ---------
Net income (loss)                                      $ (1,334)        $    580

Stock-based compensation amortization............           649              788

Amortization of intangibles, net.................            27               26
                                                       --------         --------
Pro forma net income (loss)......................      $   (658)        $  1,394
                                                       ========         ========
Pro forma net income (loss) per share - diluted..      $  (0.03)        $   0.06
                                                       ========         ========
Weighted average common shares - diluted.........        22,488           23,441
                                                       ========         ========


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